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                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of Bev-Tyme, Inc. on Form S-8 of our report dated March 21, 1996, [except for Note 17C as to which the date is April 11, 1996] on our audits of the consolidated financial statements as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, which report was included in the Annual Report on Form 10-KSB.

                                    MORTENSON AND ASSOCIATES, P. C.
                                      Certified Public Accountants.
Cranford, New Jersey
May 30, 1996